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                                  EXHIBIT (11)

                         HONEYWELL INC. AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                 (Dollars in Millions Except Per Share Amounts)
                                   (Unaudited)


                                                                          Three Months Ended
                                                                        March 31,     April 2,
                                                                           1996         1995
                                                                    ----------------------------
PRIMARY:
Income:
     Net income                                                     $       65.1    $       54.7
                                                                     ===========     ===========
Shares:
     Weighted average of shares outstanding during the year          126,851,136     127,156,836
                                                                     ===========     ===========
Earnings per share:
     Net income                                                     $       0.51    $       0.43
                                                                     ===========     ===========
ASSUMING FULL DILUTION:
Income:
     Net income                                                     $       65.1    $       54.7
                                                                     ===========     ===========
Shares:
     Weighted average of shares outstanding during the year          126,851,136     127,156,836
     Shares issuable in connection with stock plans
       less shares purchasable from proceeds                           2,562,133       1,210,652
                                                                     -----------     -----------
         Total shares                                                129,413,269     128,367,488
                                                                     ===========     ===========
Earnings per share:
     Net income                                                     $       0.50    $       0.43
                                                                     ===========     ===========
                                             i
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